1

AGENCY AGREEMENT

(Capital Pool Company)

MEMORANDUM OF AGREEMENT dated the 17th day of May, 2001.

AMONG:

THE JENEX CORPORATION, a corporation incorporated under the laws of the Province of Alberta, with its head office in the City of Burlington, in the Province of Ontario (the "Corporation")

- and -

RAYMOND JAMES LTD., a corporation incorporated under the laws of Canada, with an office in the City of Calgary, in the Province of Alberta (the "Agent")

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company with an office in the City of Calgary, in the Province of Alberta (the "Trustee")

WHEREAS:

A.

The Corporation wishes to raise funds for the purposes described in the Prospectus by offering for sale the Offered Shares at the Share Price;

B.

The Corporation wishes to retain the Agent, and the Agent is willing to act as agent of the Corporation to solicit subscriptions for the Offered Shares on a reasonable "best efforts basis", subject to the terms and conditions hereof;

C.

The Trustee has agreed to act as trustee of all subscription funds on behalf of the Corporation subject to the terms and conditions hereof;

NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.

DEFINITIONS

1.1

For the purposes of this agreement and any amendments hereto the following words and phrases shall have the following meanings:

(a)

"Agreement" means this agreement, the recitals, the schedules attached hereto and any amendments;

(b)

“Agent’s Option” means the stock option to be granted to the Agent pursuant to Section 2.6 hereof;

(c)

"Closing" means the completion of the transactions contemplated by this Agreement on the Closing Date as herein provided;

(d)

"Closing Date" means the date upon which the Closing occurs, which date shall be agreed to between the Corporation and the Agent and shall not be more than ninety (90) days from issuance of a receipt for the Prospectus by the Securities Commission, or such other date as the parties hereto may agree and the Executive Director of the Securities Commission may allow;

(e)

"Common Share" or "Common Shares" means a common share or the common shares in the capital of the Corporation;

(f)

"CPC Policy" means Policy 2.4 of the Exchange, and shall include all orders, policies, rules, regulations, by-laws and procedures of the Securities Commission and Exchange which govern offerings by capital pool companies, as amended from time to time;

(g)

"Exchange" means the Canadian Venture Exchange Inc.;

(h)

"Minimum Subscription" means the subscriptions for 3,333,333 Common Shares on or before the Closing Date as more fully described in the Prospectus;

(i)

"Misrepresentation" has the meaning ascribed thereto by the Securities Legislation;

(j)

"Offered Shares" means all or any portion of the 3,333,333 Common Shares offered at the Share Price pursuant to the Prospectus;

(k)

"Preliminary Prospectus" means the preliminary prospectus of the Corporation and any amendments thereto approved, signed and certified in accordance with the Securities Legislation, relating to the distribution of the Offered Shares and Agent’s Option and filed with the Securities Commission;

(l)

"Prospectus" means the (final) prospectus of the Corporation and any amendments thereto, approved, signed and certified in accordance with the Securities Legislation, relating to the distribution of the Offered Shares and Agent’s Option and filed with the Securities Commission;

(m)

"Securities Commission" means the Alberta Securities Commission;

(n)

"Securities Legislation" means the Securities Act (Alberta) and the rules and regulations thereto, and the policy statements, rules, notices and blanket orders of the Securities Commission, the national policy statements and uniform act policies applied by the Securities Commission, and the policies and by-laws of the Exchange;

(o)

"Share Price" means $0.15 per Common Share;

(p)

"Subscriber" or "Subscribers" means a person or those persons who subscribe for the Offered Shares through the Agent or such other investment dealers retained  by the Agent as sub-agents to sell subscriptions in conjunction with the Agent;

(q)

"Subscription Funds" means all funds received with respect to all Successful Subscriptions in accordance with the terms and provisions of this Agreement;

(r)

"Successful Subscription" means a subscription for Offered Shares by a Subscriber which subscription has been accepted by the Corporation and the Agent;

(s)

"Time of Closing" means 10:00 a.m. Calgary time on the Closing Date, or such other time on the Closing Date as the Corporation and the Agent may agree; and

(t)

"Total Subscription" means all of the Successful Subscriptions for the Offered Shares.

1.2

For the purposes of this Agreement, all references to "Dollars" or "$" shall mean Canadian funds, unless otherwise specified.

1.3

The headings of the Sections and Articles of this Agreement are inserted for convenience of reference only and shall not in any manner affect the construction or meaning of anything herein contained or govern the rights or liabilities of the parties hereto.

1.4

Words importing the singular number only shall include the plural and vice versa and words of gender shall entail all genders and words importing persons shall include companies, corporations, partnerships, syndicates, trusts and any number or aggregate of persons.

2.

APPOINTMENT AND REMUNERATION OF AGENT

2.1

Subject to the terms hereof, the Corporation hereby appoints the Agent as the sole and exclusive agent and the Agent hereby agrees to act as the sole and exclusive agent of the Corporation to assist in soliciting subscriptions for the Offered Shares pursuant to the CPC Policy.

2.2

The Agent agrees to use its reasonable best efforts to sell the Offered Shares, but the Corporation understands and agrees that the Agent is acting as agent only and is under no obligation to purchase any of the Offered Shares.  The Agent may retain other securities dealers to act as sub-agents to solicit subscriptions for the Offered Shares at no additional cost to the Corporation and provided any compensation paid or payable to such sub-agents shall be solely for the account of the Agent.  The Agent shall be under no liability for any failure to sell any or all of the Offered Shares or engage sub-agents.

2.3

The Corporation has paid to the Agent or the Agent's counsel, in consideration for the services to be performed by the Agent hereunder, a deposit in the amount of $7,000.00 (the "Deposit").

2.4

If the Minimum Subscription is not achieved, the Agent shall apply the Deposit against the Agent's expenses and the fees, charges and expenses of the Agent's counsel.  If the Agent's expenses and the fees, charges and expenses of the Agent's counsel are less than the Deposit, any amount of the Deposit remaining shall be returned to the Corporation by the Agent or the Agent's counsel, without interest or further deduction.  If the Agent’s expenses and the fees, charges and expenses of the Agent’s counsel exceed the Deposit, the Corporation shall immediately pay such excess upon invoice by the Agent or Agent’s counsel, as the case may be.

2.5

If the Minimum Subscription is achieved:

(a)

the Agent shall apply the Deposit against the Agent's corporate finance fee, which fee is hereby set at $8,560.00, including GST.  In addition, the Corporation will pay the remainder of the corporate finance fee in the amount of $1,560.00 and expenses of the Agent and the fees, charges and expenses of the Agent's counsel at the Time of Closing by bank draft, certified cheque, or solicitor's trust cheque payable to or to the order of the Agent's counsel; and

(b)

the Corporation shall further pay to the Agent, in consideration for the services to be performed by it hereunder, a commission in the amount of ten (10%) percent of the Subscription Funds.  The commission shall be paid at the Time of Closing by bank draft, certified cheque or solicitors' trust cheque payable to or to the order of the Agent.

2.6

Provided that the Minimum Subscription is achieved and notwithstanding the fact that the Agent is not obligated to purchase any Offered Shares, the Corporation will grant to the Agent at the Time of Closing, an irrevocable option to purchase 333,333 Common Shares at the Share Price on the terms and conditions contained in Schedule "A" annexed hereto (the "Agent's Option").  The Agent's Option shall be qualified under and be distributed pursuant to the Prospectus.

3.

SUBSCRIPTIONS

3.1

The Corporation will:

(a)

at such time as Successful Subscriptions for the Total Subscription have been received; or

(b)

at 5:00 p.m. on the day ninety (90) days from the date of the issuance of the receipt for the Prospectus by the Securities Commission, or such other time as may be authorized by the Executive Director of the Securities Commission and agreed to by the Agent;

whichever shall first occur, close the subscription books and thereafter shall not receive any further subscriptions for the Offered Shares.

3.2

Subscribers may subscribe for Offered Shares by delivering to the Agent on or prior to the Closing Date:

(a)

payment for the aggregate subscription price in a manner acceptable to the Agent; and

(b)

such documents, certificates and forms as, in the opinion of the Agent, may be required.

3.3

Upon receipt of the items set out in Section 3.2 hereof from each Subscriber, the Agent shall endeavour to effect a prompt collection of the amount of any cheque, bank draft, or other negotiable instrument.  All sums so collected and all Subscription Funds received in cash will be delivered as soon as reasonably possible by the Agent to the Trustee, and the Subscription Funds shall be held by the Trustee in Calgary, Alberta in trust for the Subscribers pursuant to the terms of this Agreement and dealt with by the Trustee as provided herein.

4.

APPOINTMENT OF TRUSTEE

4.1

The Trustee is hereby appointed as escrow agent and custodian for the receipt and holding of any and all Subscription Funds, in accordance with the terms of this Agreement, and the Trustee, by its execution and delivery of this Agreement, accepts such appointment.

4.2

Subscription Funds received by the Agent shall be delivered by the Agent to the Trustee as soon as practicable after receipt, and in any event prior to the Time of Closing, and shall be held by the Trustee in trust for the Subscribers pursuant to the terms of this Agreement, and shall be dealt with by the Trustee as provided in Sections 4.3, 4.4 and 6 hereof.

4.3

Upon receipt of Subscription Funds from the Agent, the Trustee shall deposit the Subscription Funds in an escrow account in accordance with the terms and provisions hereof.

4.4

The Trustee shall keep the funds held by it in the escrow account pursuant to Section 4.3 hereof invested as designated by the Corporation in a daily-interest escrow account or in short term interest-bearing securities, issued by a Canadian chartered bank, a trust company licensed to do business as such in the Province of Alberta, including those of the Trustee or issued by, or guaranteed by the Government of Canada or the government of any Canadian province.

5.

INDEMNIFICATION OF TRUSTEE

5.1

The Corporation shall indemnify and save harmless the Trustee against and from all reasonable costs which may be incurred by the Trustee in performance of its duties hereunder, provided, however, that all Subscription Funds, once cleared, while in the custody of the Trustee, shall be and shall remain at the sole risk and responsibility of the Trustee.  The Trustee shall be liable to the Corporation for any loss related to the Subscription Funds or any interest thereon while in the custody of the Trustee.

5.2

In addition, the Corporation shall indemnify and save harmless the Trustee against and from all claims, demands and judgments which may arise from the carrying out by the Trustee of its obligations under this Agreement except for such claims, demands and judgments that are attributable to the negligence or misconduct of the Trustee.

5.3

The Trustee may in relation to the trusts herein created act on the opinion or advice or information obtained from any lawyer or other expert, whether retained by the Trustee, the Corporation, the Agent, or otherwise, but shall not be bound to act upon such opinion, advice or information and shall not be held responsible for any loss occasioned for so acting or not so acting, as the case may be, except where such loss results from the negligence or misconduct of the Trustee, and the Trustee may employ such assistants as may be necessary to properly discharge its duties and may pay any reasonable moneys required for any legal or other advice as aforesaid.

5.4

In respect of the discharge of any of its duties set forth hereunder, the Trustee shall be entitled to rely upon a certificate by an officer of the Corporation.

6.

RELEASE OF SUBSCRIPTION FUNDS

6.1

The Trustee shall not at any time deliver any Subscription Funds received by it to the Corporation until it shall have received each of the following:

(a)

a certificate signed by the President of the Corporation or such other officer or director of the Corporation as the Trustee and Agent may accept, and countersigned by the Agent, to the effect that Successful Subscriptions for the Total Subscription have been received;

(b)

a written request from the Corporation requesting the delivery of Subscription Funds to the Corporation or as directed; and

(c)

a written instruction from the Agent instructing the Trustee to deliver the Subscription Funds to the Corporation or as directed.

6.2

Upon receiving the documentation referred to in Section 6.1 hereof, subject to Section 6.4 hereof, the Trustee shall forthwith deliver to the Corporation or as directed in Section 6.1(b) and (c) hereof, all Subscription Funds resulting from Successful Subscriptions held by it pursuant to this Agreement together with all interest earned on such funds and an accounting of all such Subscription Funds and interest.

6.3

If the Minimum Subscription is not received or if the Trustee has not received the documentation referred to in Section 6.1 hereof at or prior to the Time of Closing, the Trustee shall, promptly thereafter, remit by ordinary mail to each person whose Subscription Funds are held by the Trustee, such person's Subscription Funds, including without limiting the generality of the foregoing, all funds held pursuant to Section 4.3 hereof (but excluding all interest earned on such funds).

6.4

If the funds of any Subscriber delivered to the Trustee are for any reason rejected (in whole or in part) by the Corporation and Agent, such rejected funds shall be returned to such Subscriber without interest in the manner provided in Section 6.3 hereof.

6.5

All interest which shall have accrued with respect to Subscription Funds held by the Trustee pursuant to Section 4.3 shall be paid to the Corporation.

7.

TRUSTEE FEE

7.1

The Corporation will pay to the Trustee for its services as Trustee hereunder the remuneration mutually agreed to by the Corporation and the Trustee, and in addition, the Trustee, upon presentation of its accounting and supporting invoices therefor, shall be reimbursed for all reasonable disbursements and out-of-pocket costs incurred by it in the furtherance of its duties hereunder.

8.

OBLIGATIONS OF THE AGENT

8.1

The Agent shall:

(a)

use its reasonable best efforts to obtain subscriptions for all of the Offered Shares in accordance with Securities Legislation, and without limiting the generality of the foregoing, to obtain subscriptions from at least 300 Subscribers, each of such Subscribers:

(i)

purchasing at least one Board Lot (as such term is defined in the CPC Policy);

(ii)

individually purchasing no more than 2% of the Offered Shares, and, in conjunction with such Subscribers Associates and Affiliates (as those terms are defined in the CPC Policy), purchasing no more than 4% of the Offered Shares; and

(iii)

not being a Related Party to the CPC (as that term is defined in the CPC Policy);

(b)

only solicit subscriptions for the Offered Shares from subscribers resident in the Province of Alberta;

(c)

close the subscription books and thereafter not receive any further subscriptions for the Offered Shares at the earlier of such time:

(i)

as orders for all of the Offered Shares have been received; or

(ii)

as prescribed by Securities Legislation;

(d)

to act as Sponsor (as that term is defined in Policy 1.1 of the Exchange) and file with the Exchange a sponsor report in connection with the listing of the Corporation’s Common Shares on the Exchange as required by the CPC Policy, it being understood and agreed by the Corporation that the Agent is under no obligation pursuant to this Agreement to act as Sponsor or to provide a sponsor report for a Qualifying Transaction (as that term is defined in the CPC Policy) of the Corporation; and

(e)

provide all such notices and documents as may be required by Securities Legislation in connection with the sale of the Offered Shares pursuant to the Prospectus, including without limiting the generality of the foregoing, to deliver to the Exchange as soon as reasonably possible after the Closing  a Distribution Summary Statement (as that term is defined in the CPC Policy) or such other document as may be required by the Exchange, if any.

9.

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation hereby represents and warrants to the Agent and acknowledges that the Agent is relying thereon, that:

9.1

The Corporation has been duly incorporated and organized and is valid and subsisting and in good standing under the laws of its jurisdiction of incorporation and has all the requisite corporate power and capacity to carry on its business as now conducted.

9.2

The Corporation does not own or have any interest in any asset or property of any kind whatsoever, other than cash or deposits with financial institutions, and, without limiting the generality of the foregoing, the Corporation has not entered into an Agreement in Principle (as that term is defined in the CPC Policy).

9.3

The Corporation has undertaken no business since the date of its incorporation, except as permitted by the CPC Policy.

9.4

The authorized capital of the Corporation consists of the share capital as disclosed in the Prospectus, and such number of Common Shares is issued and outstanding as is disclosed in the Prospectus, and all of the issued and outstanding Common Shares have been duly issued and are fully paid and non-assessable.  No person, firm or corporation has any agreement, option, or right or privilege, whether pre-emptive or contractual, capable of becoming an agreement, including convertible securities, for the purchase, subscription or issuance of any unissued Common Shares or other securities of the Corporation except as disclosed in the Prospectus.

9.5

The financial statements of the Corporation contained in the Prospectus, including the notes thereto, fairly present the financial position and condition of the Corporation, as at the date thereof, reflect all liabilities (absolute, accrued, contingent or otherwise) of the Corporation as at the date thereof, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and there has not been any material change in such position from the date of such financial statements.

9.6

The information and statements contained in the Prospectus (except any such information and statements relating solely to the Agent) constitute full, true and plain disclosure of all material facts relating to the Corporation and the Prospectus fully complies with Securities Legislation and the CPC Policy.

9.7

The Prospectus does not contain a Misrepresentation (except a Misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Preliminary Prospectus and Prospectus).

9.8

Except as disclosed in the Prospectus, there is no action, proceeding or investigation (whether or not purportedly on behalf of the Corporation) pending or, to the knowledge of the Corporation and its directors or officers, threatened against or affecting the Corporation, at law or in equity or before or by any court or federal, provincial, municipal or other government department, commission, board or agency, domestic or foreign, which in any way materially adversely affects the Corporation, or the condition (financial or other) of the Corporation or which questions the validity of the issuance, as fully paid and non-assessable, of the Offered Shares or any action taken or to be taken by the Corporation pursuant to or in connection with this Agreement.

9.9

The Corporation is not in default or breach of, and the execution and delivery of this Agreement, and all other material contracts (as listed in the Prospectus under the heading "Material Contracts" thereof), the performance and compliance with the terms of this Agreement and all other material contracts, and the sale of the Offered Shares by the Corporation will not result in any breach of, or be in conflict with or constitute a default under, or create a state of facts which after notice or lapse of time, or both, would constitute a default under any term or provision of the Articles of Incorporation, by-laws or resolutions of the Corporation, or any mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party, any judgment, decree, order, statute, rule or regulation applicable to the Corporation and any term or provision or condition (financial or otherwise) applicable to the Corporation or its properties or assets.

9.10

There is no person, firm or corporation acting or purporting to act for the Corporation entitled to any brokerage or finder's fee in connection with this Agreement or any of the transactions contemplated hereunder, except as provided herein and as referred to in the Prospectus.

9.11

To the knowledge of management of the Corporation, none of the directors or senior officers of the Corporation, any holder of more than ten (10%) percent of its outstanding Common Shares, any promoters of the Corporation, or any associate or affiliate of any of the foregoing persons or companies as such terms are defined in the Securities Legislation has had any material interest, direct or indirect, in any material transaction within the three (3) years prior to the date of the Preliminary Prospectus, has any material interest, direct or indirect, in any material transaction which, as the case may be, materially affects, is material to or will materially affect the Corporation, except as stated in the Prospectus, in which are fully set forth all relevant particulars required by the Securities Legislation.

9.12

This Agreement has been duly authorized, executed and delivered on behalf of the Corporation and is a valid and binding obligation of the Corporation enforceable in accordance with its terms.

9.13

Upon issuance of the Offered Shares pursuant to the terms of this Agreement, the Offered Shares shall have been duly allotted and will be outstanding as fully paid and non-assessable Common Shares.

9.14

The Trustee, at its principal office in the City of Calgary, has been appointed transfer agent and registrar for the Common Shares of the Corporation and the escrow agent and custodian as provided by the terms and conditions hereof.

9.15

The Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its Common Shares or any other shares of any class since incorporation.

9.16

Application has been made to list the Offered Shares of the Corporation and the Common Shares issuable upon exercise of the Agent's Option on the Exchange and conditional approval of such application has been obtained from the Exchange.

9.17

The net proceeds received by the Corporation from the sale of the Offered Shares will be applied for the specific purposes more particularly set forth under "Use of Proceeds" in the Prospectus.

9.18

The Corporation has not made any payments which are prohibited by the CPC Policy.

9.19

All statements, facts, data, information and materials provided from time to time by the Corporation in writing to the Agent relating to the Corporation, the directors and officers of the Corporation or, if applicable, the Corporation’s specified proposed Qualifying Transaction (as that term is defined in the CPC Policy) are true and correct and all material facts relating to the subject matter have been fully disclosed to the Agent and such statements, facts, data, information and materials did not and do not contain a Misrepresentation.

10.

COVENANTS OF THE CORPORATION AND CONDITIONS OF CLOSING

The Corporation covenants and agrees with the Agent and undertakes that:

10.1

Now and at all times subsequent hereto during the distribution of the Offered Shares to the public or such longer period of time, if any, while the Prospectus continues to be current, the Prospectus and any amendments thereto does and will fully comply with the requirements of the Securities Legislation.  The Prospectus together with any amendments thereto does and will during such period provide full, true and plain disclosure of all material facts relating to the Corporation, to the Offered Shares and to the distribution of the Offered Shares to the public, and does not and will not during such period contain a Misrepresentation; provided that the foregoing covenants of the Corporation do not and shall not apply with respect to statements contained in the Prospectus relating solely to the Agent.

10.2

The Corporation shall promptly inform the Agent in writing during the period of the distribution of the Offered Shares to the public or such longer period of time, if any, during which the Prospectus continues to be current, of full particulars of any material change (actual, anticipated or threatened):

(a)

in any material fact contained or referred to in the Prospectus, or any amendment thereto, which is, or may be, of such a nature as to make any such fact untrue, false or misleading at the time and in light of the circumstances under which it was made;

(b)

in any statements, facts, data, personal information form or materials provided to the Agent with respect to the directors and officers of the Corporation or, if applicable, the Corporation’s specific proposed Qualifying Transaction (as that term is defined in the CPC Policy); or

(c)

in any of the representations and warranties contained in Section 9 of this Agreement.

The Corporation shall file under the Securities Legislation, as soon as reasonably possible, and in any event within any statutory limitation therefor, such new or correcting information, amendments and other documents as the Securities Legislation may require.  The Corporation shall further provide the Agent with such copies of such information, amendments or other documents as the Agent may reasonably require.  The terms "Material change" and "material fact" shall have the meanings ascribed pursuant to the Securities Legislation.

10.3

During the period of distribution to the public of the Offered Shares or such longer period of time, if any, while the Prospectus continues to be current, the Corporation will advise the Agent promptly of any request of the Securities Commission or Exchange for amendment of the Prospectus or for any additional information, of the issuance by the Securities Commission, Exchange or any other securities commission, stock exchange or similar regulatory authority, of any cease trading order, halt order or similar order relating to the Common Shares or Offered Shares or the use of the Prospectus, or of the institution or threat of institution of any proceedings for that purpose or of the receipt by the Corporation of any communication from the Securities Commission or Exchange relating to the Prospectus or the offering of the Offered Shares.  The Corporation will use its best efforts to prevent the issuance of any such cease trading order or halt order and, if issued, to obtain the withdrawal thereof as soon as possible.

10.4

The Corporation will deliver, from time to time without charge, to the Agent as many copies of the Prospectus (and in the event of an amendment thereto, of such amended Prospectus) as the Agent may reasonably request for the purposes contemplated hereunder and by the Securities Legislation and such delivery shall constitute the consent of the Corporation to the use thereof in connection with offering the Offered Shares to the public, subject to the provisions of the Securities Legislation relating thereto.

10.5

On or before the Closing Date, the Corporation shall take or cause to be taken all steps and proceedings (including but not limited to the filing of the Prospectus and the obtaining of a receipt for the Prospectus from the Securities Commission under the Securities Legislation) to qualify the Offered Shares for sale to Subscribers resident in Alberta through the Agent and registrants who have complied with the relevant provisions of the Securities Legislation.

10.6

The Corporation shall deliver to the Agent at the Closing, an opinion to the Agent from counsel of the Corporation, substantially in the form attached hereto as Schedule "B".

10.7

The Corporation shall deliver to the Agent at the Closing a certificate signed by the President of the Corporation, or such other director or officer of the Corporation as the Agent may accept, dated as of such date addressed to the Agent to the effect that:

(a)

the representations and warranties of the Corporation contained in this Agreement are true and correct as at the Closing Date with the same force and effect as if made at and as at the Closing Date after giving effect to the transactions contemplated hereby;

(b)

the Corporation has duly complied with all covenants and satisfied all the conditions herein on its part to be performed or satisfied;

(c)

no order suspending the sale or ceasing the trading of the Common Shares or any other securities of the Corporation has been issued and no proceedings for that purpose have been instituted or are pending or are, to the knowledge of such officer, contemplated or threatened by the Securities Commission, Exchange, or any other securities commission or stock exchange;

(d)

such officer has carefully examined the Prospectus, and since the respective dates as of which information is given in the Prospectus, except as set forth in and contemplated thereby, the Corporation has not incurred any material liabilities or obligations (absolute, accrued, contingent or otherwise), or entered into any transaction not in compliance with the CPC Policy; there has been no material change in the assets, financial position, business or results of operations of the Corporation; and, to the best of the knowledge and information of such officer, there has occurred no event and no state or fact exists that, under Securities Legislation, is required to be set forth in an amended Prospectus that has not been so set forth.

10.8

The Corporation shall deliver to the Agent at the Closing such other documents and certificates that the Agent may reasonably require.

10.9

As soon as possible after the Closing, the Corporation shall take all necessary steps to complete and file with the Exchange its application for listing with all other documentation required by the Exchange, to allow for the listing and posting for trading of the Common Shares on the Exchange.

10.10

It is understood that the Agent may waive in whole or in part non-compliance with any of the conditions or other matters contained herein or extend the time for compliance therewith without prejudice to its rights in respect of any other condition or conditions or any other subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Agent only if it is in writing.

10.11

The Closing shall occur at the Time of Closing on the Closing Date at the offices of the Agent, or such other location as may be agreed to between the Corporation and the Agent.

11.

EXPENSES

11.1

All costs and expenses of or incidental to the transaction herein contemplated and the issue and sale of the Offered Shares hereunder, whether or not the offering of the Offered Shares is completed, are to be assumed and paid by the Corporation, including without limiting the generality of the foregoing, the engraving or lithographing of the definitive certificates for the Offered Shares, the fees, charges and expenses of the Trustee, the fees and expenses payable to the Exchange and the Securities Commissions, the fees and disbursements of qualifying the offering of the Offered Shares for sale to the public under the Securities Legislation, the preparation and printing of the Preliminary Prospectus and the Prospectus, and the fees, charges and expenses of counsel and auditors of the Corporation.

12.

INDEMNIFICATION OF AGENT

12.1

The Corporation hereby covenants and agrees to protect and indemnify the Agent, its directors, officers and employees and any other registered securities dealers retained by the Agent as sub-agents pursuant to Section 2.2 hereof and their respective directors, officers and employees (collectively the "Indemnified Persons"), against all losses, claims, damages, liabilities, costs or expenses (except loss of profits) caused or incurred by reason of or resulting directly or indirectly from:

(a)

any Misrepresentation or alleged Misrepresentation contained in the Preliminary Prospectus or in the Prospectus, or in any supplemental, additional or ancillary material, information, evidence, return, report, application, statement, table or document that may be filed by or on behalf of the Corporation under the Securities Legislation, except any Misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Preliminary Prospectus and the Prospectus;

(b)

any order, inquiry or investigation related to the offering of the Offered Shares arising out of any statement contained in the Prospectus and brought by the Securities Commission, the Exchange or any other securities commission, stock exchange or similar regulatory authority, except such orders, inquiries and investigations relating solely to the Indemnified Persons or any one of them;

(c)

any breach of the representations, warranties and covenants of the Corporation contained herein;

(d)

any prohibition or restriction of trading in the Offered Shares or the Common Shares received upon exercise of the Agent's Option, or any prohibition affecting the distribution of the Offered Shares or the Common Shares received upon exercise of the Agent's Option which may be ordered by any one or more competent authorities if such prohibition or restriction of trading is based on any Misrepresentation in the Preliminary Prospectus or Prospectus, except any Misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Preliminary Prospectus and the Prospectus;

(e)

any Subscriber effectively rescinding his subscription for the Offered Shares pursuant to a right of rescission under which a Subscriber may rescind a contract on the grounds that the Prospectus contains a Misrepresentation, except any Misrepresentation which is based upon information relating solely to the Agent and furnished to the Corporation by the Agent expressly for inclusion in the Prospectus; and

(f)

the Prospectus failing to comply with the requirements of the Securities Legislation so as to permit the lawful sale of Offered Shares or by reason of the Corporation having failed to take or cause to be taken such steps or proceedings as were necessary to permit the lawful sale of Offered Shares as contemplated by the Prospectus and as contemplated by this Agreement.

12.2

If any matter or thing contemplated by this Section 12 shall be asserted against any Indemnified Persons, the Agent shall notify the Corporation as soon as possible of the nature of such claim and the Corporation shall be entitled (but not required) to assume the defence of any suit or proceeding brought to enforce such claim;  provided however, that the defence shall be through legal counsel acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other.  If the Corporation assumes the defence of any such suit, each of the Indemnified Persons shall continue to have the right to employ their own counsel, who shall be acceptable to the Corporation, in any proceeding relating to the claim contemplated by this Section 12 and the fees and expenses of a reasonable number of such counsel shall be recoverable by the Indemnified Persons from the Corporation to the extent that the same shall be covered by the indemnity in this Section 12 if:

(a)

the Indemnified Persons have been advised by such counsel that there may be legal defences available to them which are different from or additional to defences available to the Corporation (in which case the Corporation shall not have the right to assume the defence of such proceedings on their behalf);

(b)

the Corporation shall not have undertaken the defence of such proceedings and employed counsel within fifteen (15) days after notice of commencement of such proceedings; or

(c)

the employment of such counsel has been authorized by the Corporation in connection with the defence of such proceeding.

13.

ADDITIONAL CONDITIONS

13.1

If at any time prior to the Time of Closing:

(a)

there shall have occurred any material change (as that term is defined pursuant to Securities Legislation) which, in the Agent's opinion, materially impairs the investment quality or marketability of the Offered Shares;

(b)

there shall develop, occur or come into effect any event of any nature whatsoever or disclosure of any such event which, in the Agent's opinion, has had or will have a material adverse effect upon the state of financial markets in Canada such that the offering of the Offered Shares should be withdrawn;

(c)

if any new or amended Prospectus discloses information which, in the Agent's opinion, results at any time prior to the Time of Closing in the Subscribers of a material amount of the Offered Shares exercising their rights under the Securities Legislation to withdraw from or rescind their purchase thereof;

(d)

an order to cease or halt trading in the Offered Shares or any other securities of the Corporation has been made by the Securities Commission, the Exchange or any other securities commission, stock exchange or other regulatory authority having jurisdiction over the Corporation and has not been rescinded, revoked or withdrawn;

(e)

there is any breach or non-performance of any of the covenants, representations and warranties of the Corporation contained in this Agreement that has not been rectified or remedied;

(f)

any inquiry or investigation in relation to the Corporation or the Corporation's directors or officers is commenced or threatened by the Securities Commission, Exchange or any other securities commission, stock exchange or other regulatory authority having jurisdiction over the Corporation;

(g)

there is any breach or non-performance by the Corporation of any provisions of any order of the Securities Commission or the Exchange; or

(h)

there is any amendment to Securities Legislation which will, in the Agent's opinion, increase the costs and expenses incurred or to be incurred by the Agent in connection with the offering of Offered Shares, or impose any limitations or restrictions on the exercise of the Agent's Option or on the subsequent trading of the Common Shares acquired, or which may be acquired, by the Agent pursuant to the exercise of the Agent's Option;

the Agent shall be entitled, at its option, to terminate and cancel its obligations under this Agreement with no liability on the Agent's part, by written notice to that effect given to the Corporation not later than the Time of Closing.  In the event of any such termination pursuant to the provisions of this Section 13, the Corporation's obligations under this Agreement shall be at an end save and except that the Corporation shall be liable to make payment of such of the costs and expenses provided for in Sections 2, 7 and 11 to be payable by the Corporation, as shall previously have been incurred by the Trustee and the Agent and the indemnities contained in Sections 5 and 12 shall remain in full force and effect.

14.

NOTICE

14.1

Any notice under this Agreement shall be given in writing and either sent by facsimile, delivered or mailed by prepaid post to the party to receive such notice at the address indicated below, or at such other address as any party may hereafter designate by notice in writing to each of the others:

(a)

to the Corporation at:

The Jenex Corporation

940 Sheldon Court, Suite 207

Burlington, Ontario, L7L 5K6

Attention:  Mr. Michael A. Jenkins

Facsimile: (905) 632-3774

with a copy to:

Singh Walters Bindal

Barristers and Solicitors

490, 700 - 4th Avenue S. W.

Calgary, Alberta, T2P 3J4

Attention:  Mr. David D. Heighington

Facsimile:  (403) 237-6516

(b)

to the Agent at:

Raymond James Ltd.

2300, 707 - 8th Avenue S. W.

Calgary, Alberta, T2P 1H5

Attention:  Mr. Ian S. Brown

Facsimile: (403) 221-4184

with a copy to:

Burstall Winger LLP

Barristers & Solicitors

3100, 324 - 8th Avenue S. W.

Calgary, Alberta, T2P 2Z2

Attention:  Mr. V. E. Dale Burstall

Facsimile: (403) 266-6016

(c)

to the Trustee at:

Computershare Trust Company of Canada

6th Flr., 530 - 8th Avenue S. W.

Calgary, Alberta, T2P 3S8

Facsimile: (403) 267-6529

If such notice is sent by facsimile or is delivered, it shall be deemed to have been given at the time of delivery; if such notice is sent by mail, it shall be deemed to have been received five (5) business days following the date of mailing thereof.  In the event of a strike or other disruption in postal service at or prior to the time a notice is deemed to have been received, such notice shall be delivered or sent by facsimile.

15.

MISCELLANEOUS

15.1

Time shall be of the essence of this Agreement.

15.2

All warranties, representations, covenants and agreements of the Corporation herein contained or contained in certificates or documents submitted pursuant to or in connection with the transaction provided for herein shall continue in full force and effect for the benefit of the Agent regardless of any investigation by or on behalf of the Agent with respect thereto.

15.3

This Agreement shall be construed and enforced in accordance with and the rights of the parties hereto shall be governed by the laws of the Province of Alberta.  Each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta.

15.4

This Agreement supersedes all other agreements, documents, letters, writings and oral understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties with respect to the subject matter hereof.

15.5

If one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

15.6

This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement.  The parties hereto shall be entitled to rely on delivery of a facsimile copy of the executed counterpart.

15.7

All the terms and provisions of this Agreement shall be binding upon and enure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns, but shall not be assignable without the prior written consent of the other parties hereto.

15.8

The parties hereto have required that this Agreement, as well as any notice, document or proceeding relating hereto be written in English.  Les parties aux présentes ont exigé que le présent contrat ainsi que tout autre avis, document ou procédure s'y rapportant soit rédigé en anglais.

IN WITNESS WHEREOF the parties hereto have executed this Agreement, the day and year first above written.

THE  JENEX  CORPORATION

RAYMOND  JAMES  LTD.

Per:

(Signed) “Michael A. Jenkins”

Per:

(Signed) “Ian S. Brown”

Per:

 (Signed) “David D. Heighington”

Per:

COMPUTERSHARE TRUST COMPANY

OF CANADA

Per:

 (Signed) “William Booth”

Per:

2

SCHEDULE "A"

To an Agreement dated the 17th day of May, 2001 among The Jenex Corporation (the "Corporation"), Raymond James Ltd. (the "Agent") and Computershare Trust Company of Canada (the "Trustee")

STOCK OPTION AGREEMENT

MEMORANDUM OF AGREEMENT dated the          day of June, 2001.

BETWEEN:

RAYMOND JAMES LTD., a corporation incorporated under the laws of Canada, with an office in the City of Calgary, in the Province of Alberta (the "Agent")

- and -

THE JENEX CORPORATION, a corporation incorporated under the laws of the Province of Alberta, with its head office in the City of Burlington, in the Province of Ontario (the "Corporation")

WHEREAS the Corporation has agreed pursuant to an agreement dated the 17th day of May, 2001 (the "Agency Agreement") to grant the Agent an option to purchase 333,333 Common Shares in the capital of the Corporation in consideration of the Agent's services performed under the Agency Agreement;

NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the premises, mutual covenants and agreements herein contained, it is hereby agreed by and between the parties hereto as follows:

1.

Option

The Corporation hereby grants to the Agent, subject to the terms and conditions hereinafter set out, an irrevocable option to purchase 333,333 Common Shares in the capital of the Corporation.

2.

Exercise Date

The option granted hereunder shall be exercised on or before the expiration of 18 months from the date of the listing and posting of the Common Shares on the Exchange (the "Expiry Date"), after which all rights granted hereunder shall terminate.  The Agent agrees that only up to a total of 166,666 Common Shares obtained by the Agent pursuant to the exercise of this option may be sold prior to the completion of a Qualifying Transaction (as that term is defined in the CPC Policy) by the Corporation.  The remaining 166,667 Common Shares may only be sold after completion of a Qualifying Transaction.  The Exchange may vary these requirements in exceptional circumstances upon the application of the Agent.

3.

Exercise Price

The exercise price shall be the sum of $0.15 per Common Share.

4.

Exercise of Option

The option granted hereunder may be exercised in whole or in part, at any time and from time to time, on or prior to 4:30 p.m. (Calgary time) on the Expiry Date, by the Agent giving a notice to the Corporation in writing at the address specified in the Agency Agreement, specifying therein the number of optioned shares in respect of which the option is being exercised, accompanied by payment in cash, certified cheque or bankers' draft payable to the Corporation at par in Calgary, Alberta in full payment of the purchase price for such number of optioned shares so specified therein.

5.

Share Certificates

Upon exercise of the option, the Corporation shall forthwith cause the Transfer Agent and Registrar of the Corporation to deliver to the Agent or as the Agent may otherwise in writing direct in the notice of exercise of option, within three (3) business days following the receipt by the Corporation of payment for the number of optioned shares so exercised, a certificate or certificates representing in the aggregate such number of optioned shares as the Agent may have paid for.

6.

No Rights of Shareholder Until Exercise

The Agent shall have no rights whatsoever as a shareholder (including any right to receive dividends or other distributions to shareholders or to vote at a general meeting of the shareholders of the Corporation) other than in respect to shares in respect of which the Agent shall have exercised its right to purchase hereunder and which the Agent shall have actually taken up and paid for.

7.

Non-Transferable

The rights conferred hereunder shall be non-transferable and non-tradeable.

8.

No Fractional Common Shares

No fractional Common Shares will be issued on exercise of this option, or any compensation made for such fractional Common Shares, if any.

9.

Dilution

In the event of any reclassification, subdivision or redivision of the issued Common Shares of the Corporation at any time prior to the Expiry Date into a greater number of Common Shares (including the declaration or payment of any stock dividend), the Corporation shall deliver at the time of any exercise thereafter of the option hereby granted, at no additional cost to the Agent, but only as to the Common Shares in respect of which the option is then exercised, the number of Common Shares which the Agent would have been entitled to if it had exercised the option immediately prior to the date of reclassification, subdivision or redivision.  The Agent shall pay for the number of Common Shares delivered upon exercise as aforesaid an amount calculated by multiplying the exercise price by the number of Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such reclassification, subdivision or redivision.

In the event of any consolidation or change in the Common Shares of the Corporation at any time prior to the Expiry Date into a lesser number of Common Shares, the Corporation shall deliver at the time of any exercise thereafter of the option hereby granted, but only as to the Common Shares in respect of which the option is then exercised, the number of Common Shares which the Agent would have been entitled to if it had exercised the option immediately prior to the date of such consolidation or change.  The Agent shall pay for the number of Common Shares delivered upon exercise as aforesaid, an amount calculated by multiplying the exercise price by the number of Common Shares over which the right would have been exercised if such exercise had been made prior to the date of such consolidation or change.

In the event that the Corporation shall at any time prior to the Expiry Date, amalgamate, consolidate with or merge into another corporation, the Agent shall thereafter receive, upon the exercise of its option, but only as to the Common Shares in respect of which the option is then exercised, the securities or property which the Agent would have been entitled to if it had exercised the option immediately prior to the amalgamation, consolidation or merger, and the Corporation will take steps in connection with such amalgamation, consolidation or merger as may be necessary to ensure that the provisions hereof shall thereafter be applicable, as near as reasonably may be possible in relation to any securities or properties thereafter delivered upon the exercise of the option hereby granted.  A sale of all or substantially all of the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities, shall be deemed a consolidation, amalgamation or merger for the foregoing purposes.

Adjustments shall be made successively whenever any event referred to in this paragraph shall occur.  Upon any adjustment of the number of Common Shares which may be purchased hereunder, the Corporation shall give written notice to the Agent, giving particulars of such adjustment.  In the event the Corporation agrees to sell all or substantially all of the assets of the Corporation for cash, it shall give the Agent at least thirty (30) days notice prior to the date of finalization of such proposed sale, determined as of the date of notice.  In the event of the liquidation, dissolution or winding-up of the affairs of the Corporation, the right to exercise this option shall terminate ten (10) days before the earliest day fixed for the payment of any distribution amount on the Common Shares of the Corporation, provided at least thirty (30) days notice of such payment date shall be given to the Agent, determined as of the date of notice.

10.

Reservation of Treasury Shares

The Corporation shall at all times, during the term of this Agreement, reserve and keep available a sufficient number of unissued Common Shares to satisfy the requirements hereof.

11.

Further Assurances

The parties hereto covenant that they shall and will from time to time and at all times hereafter do and perform all such acts and things and execute all such additional documents as may be required to give effect to the terms and intention of this Agreement.

12.

Entire Agreement

This Agreement supersedes all other agreements, documents, writings and verbal understandings among the parties relating to the subject matter hereof and represents the entire agreement between the parties relating to the subject matter hereof.

13.

Definitions

Capitalized terms used herein that are not otherwise defined shall have the same meaning as provided in the Agency Agreement.

14.

Enurement

(a)

Subject to the other provisions hereof, this Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

(b)

This Agreement shall continue to constitute a binding obligation of the Corporation notwithstanding any change of control of its voting securities during the term hereof.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

RAYMOND  JAMES  LTD.

Per:

Per:

THE JENEX CORPORATION

Per:

Per:

SCHEDULE "B"

To an Agreement dated the 17th day of Mayl, 2001 among The Jenex Corporation (the "Corporation"), Raymond James Ltd. (the "Agent") and Computershare Trust Company of Canada (the "Trustee")

                            , 2001

Raymond James Ltd.

2300, 707 - 8th Avenue S. W.

Calgary, Alberta

T2P 1H5

Attention:  Mr. Ian S. Brown

Dear Sirs:

RE:

The Jenex Corporation

We have acted as counsel for The Jenex Corporation (the "Corporation") in connection with the offering by the Corporation of 3,333,333 common shares (the "Offered Shares"), described in a prospectus of the Corporation dated                                 , 2001 (the "Prospectus"). This opinion is being delivered to you pursuant to the terms of an agreement dated                              , 2001, (the "Agency Agreement") among the Corporation, Raymond James Ltd. (the "Agent") and Computershare Trust Company of Canada (the "Trustee").  Capitalized terms used herein that are not otherwise defined shall have the meaning as provided in the Agency Agreement.

As such counsel, we have participated in the preparation of the Agency Agreement, the Prospectus, an option agreement dated the          day of                         , 2001 between the Corporation and the Agent (the "Stock Option Agreement") and an escrow agreement, dated as of                             , 2001, among the Corporation, the Trustee and certain security holders of the Corporation (the "Escrow Agreement").

We have examined all such corporate records and other documents as we have deemed relevant and necessary in order to give this opinion.  As to various questions of fact material to such opinion and which were not independently established, we have relied upon certificates of public officials and officers of the Corporation.  We have also assumed for the purposes of the opinions expressed in paragraphs 4, 9 and 10 that there are no cease trade orders, halt trade orders or other orders of any applicable regulatory authority or court of competent jurisdiction in effect at the relevant time which in any way restricts or prevents the issuance or trading of any securities of the Corporation.  We are members of the Law Society of Alberta, are not permitted to practice in any other province in Canada and are not experts in the laws of other provinces of Canada or of any other jurisdiction.  This opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

In reviewing the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, true, facsimile or photostatic copies.

Whenever our opinion with respect to the existence or absence of facts or circumstances is qualified by the phrase “of which we are aware”, it is intended to indicate that in the course of our representation of the Corporation, no information has come to our attention which would give us actual knowledge of the existence of such facts or circumstances.  However, other than the review of the Prospectus, the minute books of the Corporation, the Agency Agreement, the Escrow Agreement, the Stock Option Agreement and our current files for the Corporation, we have not undertaken any special or independent investigation to determine the existence or absence of any facts or circumstances relating to the Corporation.  No inference as to our knowledge as to such facts and circumstances should be drawn from our representation of the Corporation.

Based upon and subject to the qualifications herein expressed, we are of the opinion that:

1.

The Corporation has been duly incorporated and is a valid and subsisting corporation under the laws of Alberta.  At the date hereof, the Corporation has full corporate power and authority to carry on its business as described in the Prospectus.

2.

The authorized capital of the Corporation includes an unlimited number of Common Shares of which _ Common Shares are issued and outstanding as fully paid and non-assessable shares, prior to the issuance of the Offered Shares.

3.

All necessary action has been taken by the Board of Directors of the Corporation to authorize the creation, issuance and sale by the Corporation of the Offered Shares in the manner contemplated by the Agency Agreement.

4.

All approvals, permits, consents, orders and authorizations have been obtained and all necessary documents have been filed under the laws of Alberta to qualify the issuance, sale and distribution of the Offered Shares by the Prospectus to subscribers resident in Alberta through registrants registered under the laws of Alberta who have complied with such laws.

5.

The Agency Agreement, Escrow Agreement and Stock Option Agreement have been duly authorized, executed and delivered by the Corporation.

6.

The authorization, execution, delivery and fulfilment of the terms of the Agency Agreement, Stock Option Agreement and the Escrow Agreement by the Corporation do not conflict with or result in a breach of or a default under:

(a)

any of the terms, conditions or provisions of the articles or by-laws of the Corporation;

(b)

any agreement or indenture to which the Corporation is a party or by which it is bound and of which we are aware; or

(c)

any shareholders' or directors' resolutions of the Corporation of which we are aware.

7.

All necessary corporate action has been taken by the Corporation to issue the Offered Shares and upon the Offered Shares being issued pursuant to the terms of the Agency Agreement, such Offered Shares will have been validly issued as fully paid and non-assessable shares.

8.

All necessary corporate action has been taken by the Corporation to authorize the issuance of up to 333,333 additional Common Shares (the “Agent’s Option Shares”) in the event the Agent should exercise its option pursuant to the Stock Option Agreement, and the Agent’s Option Shares, when issued in accordance with the terms of the Stock Option Agreement, will be validly issued as fully paid and non-assessable shares.

9.

No filing, proceeding, approval, permit, consent or authorization is required to be made, taken or obtained under the laws of the Province of Alberta to permit the issuance to the Agent by the Corporation of the Agent’s Option Shares upon the exercise of the Stock Option Agreement.

10..

The first trade by the Agent of the Agent’s Option Shares, other than a trade which is otherwise exempted under the applicable securities legislation of the Province of Alberta, will be a distribution subject to the prospectus requirements of the applicable securities legislation of the Province of Alberta unless:

(a)

the Agent’s Option Shares are listed and posted for trading on the Exchange;

(b)

the Agent is not a “control person” within the meaning ascribed thereto pursuant to Section 1(c.2) of the Securities Act (Alberta);

(c)

no unusual effort is made to prepare the market or to create a demand for the Agent’s Option Shares; and

(d)

no extraordinary commission or consideration is paid to a person or company other than the Agent in respect of such trade.

11.

The Exchange has approved the listing of the Offered Shares and the Agent’s Option Shares, subject to the Corporation fulfilling all of the requirements of the Exchange.

12.

The Trustee at its principal office in the City of Calgary has been duly appointed registrar and transfer agent of the Common Shares.

13.

The form of share certificate representing the Common Shares of the Corporation has been duly approved and adopted by the Corporation and complies with the provisions of the Business Corporations Act (Alberta) and with the applicable published rules and regulations of the Exchange.

This opinion may not be furnished to, or relied upon by, any person other than the addressee hereof or for any purpose other than as specified herein.

Yours truly,

SINGH WALTERS BINDAL

C:\Old Files\My Documents\CLIENTS\THE JENEX CORPORATION\Agreements\Agency Agreement